Report of Independent
Registered Public Accounting
Firm

To the Shareholders and
Board of Directors of CPG
Alternative Strategies Fund,
LLC
In planning and performing our
audit of the financial statements
of CPG Alternative Strategies
Fund, LLC  (the Company) as of
and for the year ended March
31, 2016, in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Company's
internal control over financial
reporting, including controls
over safeguarding securities, as
a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Company's
internal control over financial
reporting. Accordingly, we
express no such opinion.
The management of the
Company is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles. A company's internal
control over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the assets of
the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with generally
accepted accounting principles,
and that receipts and
expenditures of the company
are being made only in
accordance with authorizations
of management and directors of
the company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's
assets that could have a
material effect on the financial
statements.
Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect
misstatements. Also, projections
of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
company's annual or interim
financial statements will not be
prevented or detected on a
timely basis.
Our consideration of the
Company's internal control over
financial reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Company's internal control over
financial reporting and its
operation, including controls
over safeguarding securities,
that we consider to be a
material weakness as defined
above as of March 31, 2016.
This report is intended solely for
the information and use of
management and the Board of
Directors of CPG Alternative
Strategies Fund, LLC and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.




Boston, Massachusetts
May 31, 2016